PRESS RELEASE

FOR INFORMATION, CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	FOR RELEASE at 1 P.M. PDT July 26, 2010

Plantronics Announces First Quarter Fiscal 2011 Results

Revenue & Earnings Per Share Exceed Guidance

SANTA CRUZ, CA – July 26, 2010 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal 2011 net revenues of $170.7 million, a 21% increase compared with $141.2 million in the first quarter of fiscal 2010.  Net revenues were above the guidance provided on May 4, 2010 of $160 - $165 million.  Plantronics' GAAP diluted earnings per share from continuing operations were $0.52 in the first quarter of fiscal 2011 compared with diluted earnings per share from continuing operations of $0.27 in the same quarter of the prior year.  Non-GAAP diluted earnings per share from continuing operations for the first quarter of fiscal 2011 were $0.58, an increase of 45% over the same quarter of the prior year.  The difference between GAAP and non-GAAP earnings per share from continuing operations for the first quarter of fiscal 2011 includes stock-based compensation charges and purchase accounting amortization, both net of associated tax benefits.

“Revenues from Office & Contact Center (“OCC”) products grew in all geographies compared with the same period in the prior year.  Contributions from Unified Communications (“UC”) product sales continue to grow and, at $9.8 million, we believe UC now represents over 10% of our office product net revenues,” stated Ken Kannappan, President & CEO.

“We generated approximately $32 million in cash flow from operations and maintained over $360 million in cash, cash equivalents, and short term investments while repurchasing approximately 1.5 million shares through our repurchase programs during the quarter,” stated Barbara Scherer, SVP Finance and Administration & CFO.

Improved economic conditions and the trend toward UC led to increases in net revenues in our OCC products.  OCC net revenues were $117.6 million in the first quarter of fiscal 2011, an increase of 23% from $95.9 million in the first quarter of fiscal 2010.

GAAP operating income in the first quarter of fiscal 2011 was $35.9 million, resulting in an operating margin of 21.0%.  This compares to GAAP operating income of $17.6 million and an operating margin of 12.4% in the prior year quarter.  Non-GAAP operating income in the first quarter of fiscal 2011 was $40.0 million compared with previously provided guidance of $32.5 million to $35.5 million, resulting in an operating margin of 23.4%.  This compares to Non-GAAP operating income of $25.2 million and an operating margin of 17.9% from continuing operations in the prior year quarter.

The Company completed the sale of Altec Lansing, its Audio Entertainment Group (“AEG”) segment, effective as of December 1, 2009.  All results of operations related to AEG including the loss on the sale are classified as discontinued operations for all periods presented.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

Plantronics has a “book and ship” business model whereby it ships most orders to customers within 48 hours of its receipt of those orders and, therefore, the level of backlog does not provide reliable visibility into potential future revenues.  The September quarter tends to be characterized by a slowdown in incoming purchase orders during July which intensifies in August, but historically, the level of incoming orders pick up strongly at the beginning of September.  This pattern tends to be particularly true in our higher margin OCC business.  This pattern is repeating itself thus far in the quarter and was preceded by a slowdown in the second half of June.  This historical September quarter trend is included in our model for forecasting the second quarter net revenues; however, if this trend does not reoccur in the current quarter, we are unlikely to achieve our forecasted net revenue levels.

The Company’s business is inherently difficult to forecast, particularly with continuing uncertainty in global economic conditions, and there can be no assurance that the incoming orders it expects to receive over the balance of the current quarter will materialize.

Subject to the foregoing, we are currently expecting the following range of financial results for continuing operations for the second quarter of fiscal 2011:

•	Net revenues of $158 million - $163 million;

•	Non-GAAP operating income of $32.5 million to $35.0 million;

•	Non-GAAP diluted earnings per share of $0.48 - $0.52;

•	Non-GAAP tax rate to be approximately 27%;

•	The EPS cost of stock-based compensation to be approximately $0.06; and

•	GAAP diluted earnings per share of $0.42 to $0.46.

Plantronics does not intend to update these targets during the quarter or to report on its progress toward these targets.  Plantronics will not comment on these targets to analysts or investors except by its press release announcing its second quarter fiscal 2011 results or by other public disclosure.  Any other statements speculating on the progress of the second quarter fiscal 2011 will not be based on internal Company information and should be assessed accordingly by investors.

Dividend Announcement

Plantronics also announced that its Board of Directors declared a quarterly dividend of $0.05 per share.  The dividend will be payable on September 10, 2010 to stockholders of record at the close of business on August 20, 2010.

Conference Call Scheduled to Discuss Actual Financial Results

Plantronics has scheduled a conference call to discuss first quarter fiscal 2011 results.  The conference call will take place Monday, July 26, 2010 at 2:00 PM (PDT).  All interested investors and potential investors in Plantronics stock are invited to participate.  To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID #78909591 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers.  The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics website for thirty days.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses and charges such as restructuring and other related charges, the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets from non-GAAP income from continuing operations, non-GAAP earnings per diluted share from continuing operations, non-GAAP operating income, non-GAAP gross margin, non-GAAP operating margin and non-GAAP effective tax rate on continuing operations.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not considered by management as part of Plantronics’ target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals.  Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods, but non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or earnings per share prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal 2011, including revenue, operating income and earnings per share; (ii) our estimated tax rate for the second quarter of fiscal 2011; (iii) our estimated stock-based compensation expense for the second quarter of fiscal 2011; (iv) trends and our predictions regarding ordering patterns for the second quarter of fiscal 2011, as well as other matters discussed in this press release that are not purely historical data.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements.  Among the factors that could cause actual results to differ materially from those contemplated are:

•	economic conditions in both the domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by the following factors: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers such as Microsoft, Avaya, IBM and Cisco, and we have a limited ability to influence such providers with respect to the functionality of their platforms, their rate of deployment, and their willingness to integrate their platforms with our solutions; (iii) the development of UC solutions is technically complex and this may delay or obstruct our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers; (iv) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (v) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate, and (vi)  our support expenditures may substantially increase over time  due to the complex nature of the platforms developed by the major UC providers as these platforms continue to evolve and become more commonly adopted;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have and could negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; and

•
further impairment losses on the carrying value of our intangible assets and goodwill could be recognized if it is determined the value is not recoverable which would adversely affect our financial results;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems which might affect our manufacturing facilities in Mexico, and unexpected delays and uncertainties affecting our ability to realize targeted expense reductions and annualized savings by outsourcing the manufacturing of our Bluetooth products in China to GoerTek, Inc.

For more information concerning these and other possible risks, please refer to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2010, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases.  These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the Three Months ended June 30, 2010 and June 30, 2009
•	Summary Unaudited Statements of Operations and Related Data on a Non-GAAP Basis

About Plantronics

Plantronics is a world leader in personal audio communications for professionals and consumers. From unified communication solutions to Bluetooth headsets, Plantronics delivers unparalleled audio experiences and quality that reflect our nearly 50 years of innovation and customer commitment.  Plantronics is used by every company in the Fortune 100 and is the headset of choice for air traffic control, 911 dispatch and the New York Stock Exchange.  For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics, the logo design, and Clarity are trademarks or registered trademarks of Plantronics, Inc.  The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license.  All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2010	2009

Net revenues	$170,685	$141,162
Cost of revenues	81,237	76,158
Gross profit	89,448	65,004
Gross profit %	52.4%	46.0%

Research, development and engineering	14,901	13,669
Selling, general and administrative	38,686	33,184
Restructuring and other related charges	-	578
Total operating expenses	53,587	47,431
Operating income	35,861	17,573
Operating income %	21.0%	12.4%

Interest and other income (expense), net	(382)	1,347
Income from continuing operations before income taxes	35,479	18,920
Income tax expense from continuing operations	9,533	5,982
Income from continuing operations, net of tax	25,946	12,938
Discontinued operations:
Loss from operations of discontinued AEG segment	-	(3,175)
Income tax benefit on discontinued operations	-	(887)
Loss on discontinued operations	-	(2,288)
Net income	$25,946	$10,650

% of net revenues	15.2%	7.5%

Earnings (loss) per common share:
Basic
Continuing operations	$0.54	$0.27
Discontinued operations	$-	$(0.05)
Net income	$0.54	$0.22

Diluted
Continuing operations	$0.52	$0.27
Discontinued operations	$-	$(0.05)
Net income	$0.52	$0.22

Shares used in computing earnings (loss) per share:
Basic	48,128	48,527
Diluted	49,714	48,665

Tax rate from continuing operations	26.9%	31.6%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2010	2010
ASSETS
Cash and cash equivalents	$363,030	$349,961
Short-term investments	-	19,231
Total cash, cash equivalents, and short-term investments	363,030	369,192
Accounts receivable, net	96,850	88,328
Inventory, net	78,224	70,518
Deferred income taxes	10,935	10,911
Other current assets	18,114	21,782
Assets held for sale	8,861	8,861
Total current assets	576,014	569,592
Property, plant and equipment, net	64,946	65,700
Intangibles, net	3,140	3,449
Goodwill	14,005	14,005
Other assets	2,322	2,605
Total assets	$660,427	$655,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$30,507	$23,779
Accrued liabilities	46,668	45,837
Income taxes payable	4,971	-
Total current liabilities	82,146	69,616
Deferred tax liability	632	551
Long-term income taxes payable	13,280	12,926
Other long-term liabilities	929	924
Total liabilities	96,987	84,017
Stockholders' equity	563,440	571,334
Total liabilities and stockholders' equity	$660,427	$655,351

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30, 2010
	GAAP	Excluded		Non-GAAP

Net revenues	$170,685	$-		$170,685
Cost of revenues	81,237	(753)	(1)	80,484
Gross profit	89,448	753		90,201
Gross profit %	52.4%			52.8%

Research, development and engineering	14,901	(978)	(1)	13,923
Selling, general and administrative	38,686	(2,413)	(1)	36,273
Total operating expenses	53,587	(3,391)		50,196
Operating income	35,861	4,144		40,005
Operating income %	21.0%			23.4%

Interest and other income (expense), net	(382)	-		(382)
Income from continuing operations before income taxes	35,479	4,144		39,623
Income tax expense from continuing operations	9,533	1,178	(2)	10,711
Income from continuing operations, net of tax	$25,946	$2,966		$28,912

% of net revenues	15.2%			16.9%

Diluted earnings per common share from continuing operations	$0.52			$0.58
Shares used in diluted per share calculations	49,714			49,714

(1) Excluded amount represents stock-based compensation and purchase accounting amortization.
(2) Excluded amount represents tax benefit from stock-based compensation and purchase accounting amortization.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	June 30, 2009
	GAAP	Excluded		Non-GAAP

Net revenues	$141,162	$-		$141,162
Cost of revenues	76,158	(4,122)	(1)	72,036
Gross profit	65,004	4,122		69,126
Gross profit %	46.0%			49.0%

Research, development and engineering	13,669	(819)	(2)	12,850
Selling, general and administrative	33,184	(2,126)	(2)	31,058
Restructuring and other related charges	578	(578)	(3)	-
Total operating expenses	47,431	(3,523)		43,908
Operating income	17,573	7,645		25,218
Operating income %	12.4%			17.9%

Interest and other income (expense), net	1,347	-		1,347
Income from continuing operations before income taxes	18,920	7,645		26,565
Income tax expense from continuing operations	5,982	1,190	(4)	7,172
Income from continuing operations, net of tax	$12,938	$6,455		$19,393

% of net revenues	9.2%			13.7%

Diluted earnings per common share from continuing operations	$0.27			$0.40
Shares used in diluted per share calculations	48,665			48,665

(1) Excluded amount represents stock-based compensation, purchase accounting amortization and $3,498 of accelerated depreciation on assets related to restructuring activity.
(2) Excluded amount represents stock-based compensation and purchase accounting amortization.
(3) Excluded amount represents restructuring and other related charges.
(4) Excluded amount represents tax benefit from stock-based compensation, purchase accounting amortization and restructuring and other related charges.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results from continuing operations, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as restructuring and other related charges, certain tax credits and the release of certain tax reserves, stock-based compensation expenses related to stock options, restricted stock and employee stock purchases, purchase accounting amortization and impairment of goodwill and long-lived assets. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. We have presented non-GAAP statements that only show our results to the income from continuing operations after tax line. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated.  The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data - Non-GAAP on Income From Continuing Operations
($ in thousands, except per share data)

	Q110	Q210	Q310	Q410	Q111
Net revenues	$141,162	$144,458	$165,935	$162,282	$170,685
Cost of revenues	72,036	74,145	84,868	73,771	80,484
Gross profit	69,126	70,313	81,067	88,511	90,201
Gross profit %	49.0%	48.7%	48.9%	54.5%	52.8%

Research, development and engineering	12,850	12,733	13,955	14,842	13,923
Selling, general and administrative	31,058	30,823	35,283	37,821	36,273
Operating expenses	43,908	43,556	49,238	52,663	50,196

Operating income	25,218	26,757	31,829	35,848	40,005
Operating income %	17.9%	18.5%	19.2%	22.1%	23.4%

Income from continuing operations before income taxes	26,565	27,641	33,251	35,300	39,623
Income tax expense from continuing operations	7,172	6,939	8,277	9,129	10,711
Income tax expense as a percent
of income from continuing operations before taxes	27.0%	25.1%	24.9%	25.9%	27.0%

Income from continuing operations, net of tax	$19,393	$20,702	$24,974	$26,171	$28,912

Diluted EPS - continuing operations	$0.40	$0.42	$0.50	$0.53	$0.58
Diluted shares outstanding	48,665	49,567	49,625	49,562	49,714

Net revenues from unaffiliated customers:
Office and Contact Center	$95,923	$93,503	$103,096	$111,875	$117,580
Mobile	32,310	34,665	46,951	35,830	38,657
Gaming and Computer Audio	8,810	9,015	11,072	10,363	9,325
Clarity	4,119	7,275	4,816	4,214	5,123

Net revenues by geographic area
from unaffiliated customers:
Domestic	$88,789	$93,370	$99,157	$96,803	$103,992
International	52,373	51,088	66,778	65,479	66,693

Balance Sheet accounts and metrics:
Accounts receivable, net 1	$88,350	$103,003	$113,291	$88,328	$96,850
Days sales outstanding (DSO) 1	56	64	61	49	51
Inventory, net 2	$90,258	$78,026	$70,914	$70,518	$78,224
Inventory turns 2	3.2	3.8	4.8	4.2	4.1

1  Accounts receivable, net is presented on a consolidated basis including discontinued operations as Plantronics does not maintain balance by segment; DSO is calculated on revenues from continuing operations and consolidated Accounts receivable.

2 Inventory, net and inventory turns reflect amounts in continuing operations only.